EXHIBIT 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Matthew Lehman, Chief Executive Officer of Prima BioMed Ltd, (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 20-F for the period ended June 30, 2012, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 3, 2012

/s/ Matthew Lehman
Matthew Lehman
Chief Executive Officer

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Prima BioMed Ltd under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.